UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7221	36-1115800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On November 4, 2014, Motorola Solutions, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with ValueAct Capital Master Fund, L.P. (“ValueAct”). Pursuant to the Stock Purchase Agreement, among other things, the Company purchased 11,319,047 shares of common stock of the Company (the “Shares”) from ValueAct at a price of $66.26 per share, for aggregate cash consideration of approximately $750,000,000.

The foregoing description is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire Stock Purchase Agreement, which has been filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2014, the Company issued a press release describing the Stock Purchase Agreement.

The Company’s purchase of shares under the Stock Purchase Agreement was made pursuant to existing authorization under its $12.0 billion stock repurchase program. The number of shares of Company Common Stock, $.01 par value per share, outstanding as of November 3, 2014 prior to the purchase of shares under the Stock Purchase Agreement was 237,165,959.

A copy of the press release is included as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of November 4, 2014, by and among Motorola Solutions, Inc. and ValueAct.

99.1	Press release, dated November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: November 5, 2014.	By:	/s/ Gino Bonanotte
		Name:	Gino Bonanotte
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of November 4, 2014, by and among Motorola Solutions, Inc. and ValueAct.

99.1	Press release, dated November 5, 2014.